ABERCROMBIE & FITCH CO. REPORTS SECOND QUARTER RESULTS

Reports best second quarter operating income and operating margin since 2008, benefiting from omni-channel sales strength, gross profit rate expansion and expense controls

New Albany, Ohio, August 26, 2021: Abercrombie & Fitch Co. (NYSE: ANF) today announced results for the second quarter ended July 31, 2021. These compare to results for the second quarter ended August 1, 2020. Descriptions of the use of non-GAAP financial measures and reconciliations of GAAP and non-GAAP financial measures accompany this release.

Fran Horowitz, Chief Executive Officer, said, “As our customers’ mindset shifted to summer, we continued to deliver on product, voice and experience. Total net sales grew 24% year-over-year, or 3% from 2019. Our largest market, the U.S., had healthy net sales growth of 31% on a one-year and 11% on a two-year basis. As customers returned to stores, digital net sales held steady to last year, and remained highly penetrated, representing 44% of total second quarter sales. Our gross profit rate expanded dramatically, rising 450 basis points from last year and 590 basis points from the second quarter of 2019, benefiting from double-digit AUR improvement. Combined with ongoing expense management, we expanded our operating margin by 1130 basis points year-over-year and 1800 basis points on a two-year basis.”

“Momentum has continued quarter-to-date. We have had a strong start to the U.S. back-to-school season. Reception to the Gilly Hicks brand relaunch, associated product, and updated store experiences has been very positive. At our newest brand, Social Tourist, we are excited about our learnings and results since its launch just three months ago. Looking ahead, we will remain on offense and are confident that the proactive steps we have taken to evolve our operating model and cost structure, combined with evolved brand positioning, should continue to yield near and long-term benefits.”

Details related to net income per diluted share for the second quarter are as follows:

	2021	2020
GAAP	$1.69	$0.09
Excluded items, net of tax effect (1)	(0.01)	(0.15)
Adjusted non-GAAP	$1.70	$0.23
Impact from changes in foreign currency exchange rates (2)	—	0.04
Adjusted non-GAAP constant currency	$1.70	$0.27
(1)Excluded items consist of pre-tax store asset impairment charges and the tax effect of pre-tax excluded items.
(2)The estimated impact from foreign currency is calculated by applying current period exchange rates to prior year results using a 26% tax rate.

A summary of results for the second quarter ended July 31, 2021 as compared to the second quarter ended August 1, 2020:
•Net sales of $865 million, up 24% as compared to last year and up 3% as compared to pre-COVID 2019 second quarter net sales.
•Digital net sales of $376 million decreased 3% as compared to last year and increased 52% as compared to pre-COVID 2019 second quarter digital net sales.
•Gross profit rate improved 450 basis points as compared to last year and 590 basis points as compared to 2019 to 65.2% driven by higher average unit retail on lower promotions.
•Operating expense, excluding other operating income, net, was up 9% and up 11% as compared to last year on a reported and adjusted non-GAAP basis, respectively, reflecting an increase in payroll and customer-facing expenses and a decrease in store occupancy. Operating expense as a percentage of sales decreased to 52.1% and 52.0% from 59.0% and 57.8% on a reported and adjusted non-GAAP basis, respectively.
•     Operating income of $115 million and $116 million on a reported and adjusted non-GAAP basis, respectively, as compared to operating income of $14 million and $22 million last year, on a reported and adjusted non-GAAP basis, respectively.
•Net income per diluted share of $1.69 and $1.70 on a reported and adjusted non-GAAP basis, respectively, which both reflect benefits of $0.53 related to the release of income tax valuation allowances and the impact of a statutory rate change on the valuation of deferred tax assets, as compared to net income per diluted share last year of $0.09 and $0.23 on a reported and adjusted non-GAAP basis, respectively.

Net Sales
Net sales by brand and region for the second quarter are as follows:

(in thousands)	2021	2020	% Change
Net sales by brand:
Hollister (1)	$514,483	$429,248	20%
Abercrombie (2)	350,367	269,080	30%
Total company	$864,850	$698,328	24%

Net sales by region:	2021	2020	% Change
United States	$601,767	$458,671	31%
EMEA	190,840	171,297	11%
APAC	41,228	41,814	(1)%
Other	31,015	26,546	17%
International	$263,083	$239,657	10%
Total company	$864,850	$698,328	24%
(1)    Hollister includes the Hollister, Gilly Hicks and Social Tourist brands.
(2)    Abercrombie includes the Abercrombie & Fitch and abercrombie kids brands.

Financial Position and Liquidity
As of July 31, 2021 the company had:
•Cash and equivalents of $0.9 billion. This compares to cash and equivalents of $1.1 billion and $0.8 billion as of January 30, 2021 and August 1, 2020, respectively.
•Inventories of $416 million, down 8% as compared to August 1, 2020.
•Long-term gross borrowings under the company’s senior secured notes of $308 million (the “Senior Secured Notes”) which mature in July 2025 and bear interest at a rate of 8.75% per annum.
•Borrowing available under the senior-secured asset-based revolving credit facility (the “ABL Facility”) of $249 million.
•Liquidity, comprised of cash and equivalents and borrowing available under the ABL Facility, of approximately $1.2 billion. This compares to liquidity of $1.3 billion and $1.1 billion as of January 30, 2021 and August 1, 2020, respectively.

Cash Flow and Capital Allocation
Details related to the company’s cash flows for the year-to-date period ended July 31, 2021 are as follows:
•Net cash provided by operating activities of $50 million.
•Net cash used for investing activities of $35 million. The company expects capital expenditures for fiscal 2021 to be approximately $100 million as compared to $102 million of capital expenditures in fiscal 2020.
•Net cash used for financing activities of $200 million.

The company repurchased approximately 2.4 million shares during the second quarter and, at the end of the second quarter, had the authority to repurchase approximately 6.5 million shares as a part of the A&F Board of Directors’ previously approved February 2021 share repurchase authorization. The company has returned $135 million to shareholders during the year-to-date period ended July 31, 2021 through share repurchases. The timing and amount of repurchases will depend on various factors, including market and business conditions. In addition, during the second quarter, the company spent $47 million to purchase $42.3 million at par value of its senior secured notes at a premium of $4.7 million.

During the first quarter of fiscal 2021, the company finalized an agreement with and paid its landlord partner to settle all remaining obligations related to the SoHo Hollister flagship store in New York City, which closed during the second quarter of fiscal 2019. Prior to this new agreement, the company was required to make payments in aggregate of $80 million pursuant to the lease agreements through fiscal 2028. The new agreement resulted in an acceleration of payments and provided for a discount resulting in a cash outflow of $64 million during the first quarter to settle all remaining obligations. This strategic use of excess cash reduced the company’s operating lease liabilities by $65 million and eliminated future interest expense related to this obligation.

Depreciation and amortization was $72 million for the year-to-date period ended July 31, 2021.

Conference Call
Today at 8:30 AM, ET, the company will conduct a conference call. To listen to the conference call, dial (800) 458-4121 or go to corporate.abercrombie.com. The international call-in number is (323) 794-2093. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820 followed by the conference ID number 3919672 or through corporate.abercrombie.com. A presentation of second quarter results will be available in the “Investors” section at corporate.abercrombie.com at approximately 7:30 AM, ET, today.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “should,” “are confident,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements. The following factors, in addition to those disclosed in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021, in some cases have affected, and in the future could affect, A&F’s financial performance and could cause actual results for fiscal 2021 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: COVID‐19 has and may continue to materially adversely impact and cause disruption to our business; changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits could have a material adverse impact on our business; failure to engage our customers, anticipate customer demand and changing fashion trends, and manage our inventory commensurately could have a material adverse impact on our business; our failure to operate effectively in a highly competitive and constantly evolving industry could have a material adverse impact on our business; fluctuations in foreign currency exchange rates could have a material adverse impact on our business; our ability to attract customers to our stores depends, in part, on the success of the shopping malls or area attractions that our stores are located in or around; the impact of war, acts of terrorism, mass casualty events, social unrest, civil disturbance or disobedience could have a material adverse impact on our business; the impact of extreme weather, infectious disease outbreaks, including COVID-19, and other unexpected events could result in an interruption to our business, as well as to the operations of our third-party partners, and have a material adverse impact on our business; failure to successfully develop an omnichannel shopping experience, a significant component of our growth strategy, or failure to successfully invest in customer, digital and omnichannel initiatives could have a material adverse impact on our business; our failure to optimize our global store network could have a material adverse impact on our business; our failure to execute our international growth strategy successfully and inability to conduct business in international markets as a result of legal, tax, regulatory, political and economic risks could have a material adverse impact on our business; our failure to appropriately address emerging environmental, social and governance matters could have a material adverse impact on our reputation and, as a result, our business; failure to protect our reputation could have a material adverse impact on our business; if our information technology systems are disrupted or cease to operate effectively, it could have a material adverse impact on our business; we may be exposed to risks and costs associated with cyber-attacks, data protection, credit card fraud and identity theft that could have a material adverse impact on our business; our reliance on our distribution centers makes us susceptible to disruptions or adverse conditions affecting our supply chain; changes in the cost, availability and quality of raw materials, labor, transportation, and trade relations could have a material adverse impact on our business; we depend upon independent third parties for the manufacture and delivery of all our merchandise, and a disruption of the manufacture or delivery of our merchandise could have a material adverse impact on our business; we rely on the experience and skills of our executive officers and associates, and the failure to attract or retain this talent, effectively manage succession, and establish a diverse workforce could have a material adverse impact on our business; we identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future. If we fail to remediate our material weaknesses, or if we fail to establish and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected; fluctuations in our tax obligations and effective tax rate may result in volatility in our results of operations could have a material adverse impact on our business; our litigation exposure, or any securities litigation and shareholder activism, could have a material adverse impact on our business; failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets which could have a material adverse impact on our business; changes in the regulatory or compliance landscape could have a material adverse impact on our business; and the agreements related to our senior secured asset-based revolving credit facility and our senior secured notes include restrictive covenants that limit our flexibility in operating our business and our inability to obtain credit on reasonable terms in the future could have an adverse impact on our business.

About Abercrombie & Fitch Co.
Abercrombie & Fitch Co. (NYSE: ANF) is a leading, global specialty retailer of apparel and accessories for men, women and kids through five renowned brands. The iconic Abercrombie & Fitch brand was born in 1892 and aims to make every day feel as exceptional as the start of a long weekend. abercrombie kids sees the world through kids’ eyes, where play is life and every day is an opportunity to be anything and better anything. The Hollister brand believes in liberating the spirit of an endless summer inside everyone and making teens feel celebrated and comfortable in their own skin. Gilly Hicks, offering intimates, loungewear and sleepwear, is designed to give all Gen Z customers their daily dose of happy. Social Tourist, the creative vision of Hollister and social media personalities, Dixie and Charli D’Amelio, offers trend forward apparel that allows teens to experiment with their style, while exploring the duality of who they are both on social media and in real life.

The brands share a commitment to offering products of enduring quality and exceptional comfort that allow consumers around the world to express their own individuality and style. The company operates over 730 stores under these brands across North America, Europe, Asia and the Middle East, as well as the e-commerce sites www.abercrombie.com, abercrombiekids.com, www.hollisterco.com, www.gillyhicks.com, and www.socialtourist.com.

Investor Contact:	Media Contact:

Pamela Quintiliano	Mackenzie Gusweiler
Abercrombie & Fitch Co.	Abercrombie & Fitch Co.
(614) 283-6751	(614) 283-6192
Investor_Relations@anfcorp.com	Public_Relations@anfcorp.com

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended
	July 31, 2021	% of Net Sales	August 1, 2020	% of Net Sales
Net sales	$864,850	100.0%	$698,328	100.0%
Cost of sales, exclusive of depreciation and amortization	301,365	34.8%	274,720	39.3%
Gross profit	563,485	65.2%	423,608	60.7%
Stores and distribution expense	325,935	37.7%	310,370	44.4%
Marketing, general and administrative expense	123,913	14.3%	97,252	13.9%
Flagship store exit benefits	(88)	0.0%	(3,884)	(0.6)%
Asset impairment, exclusive of flagship store exit charges	786	0.1%	8,083	1.2%
Other operating income, net	(1,848)	(0.2)%	(2,356)	(0.3)%
Operating income	114,787	13.3%	14,143	2.0%
Interest expense, net	11,275	1.3%	7,098	1.0%
Income before income taxes	103,512	12.0%	7,045	1.0%
Income tax (benefit) expense	(6,944)	(0.8)%	1,253	0.2%
Net income	110,456	12.8%	5,792	0.8%
Less: Net income attributable to noncontrolling interests	1,956	0.2%	328	0.0%
Net income attributable to Abercrombie & Fitch Co.	$108,500	12.5%	$5,464	0.8%

Net income per share attributable to Abercrombie & Fitch Co.:
Basic	$1.77		$0.09
Diluted	$1.69		$0.09

Weighted-average shares outstanding:
Basic	61,428		62,527
Diluted	64,136		63,286

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Twenty-six Weeks Ended		Twenty-six Weeks Ended
	July 31, 2021	% of Net Sales	August 1, 2020	% of Net Sales
Net sales	$1,646,255	100.0%	$1,183,687	100.0%
Cost of sales, exclusive of depreciation and amortization	587,636	35.7%	495,934	41.9%
Gross profit	1,058,619	64.3%	687,753	58.1%
Stores and distribution expense	642,543	39.0%	632,494	53.4%
Marketing, general and administrative expense	244,860	14.9%	205,509	17.4%
Flagship store exit benefits	(1,188)	(0.1)%	(4,427)	(0.4)%
Asset impairment, exclusive of flagship store exit charges	3,450	0.2%	51,011	4.3%
Other operating income, net	(3,266)	(0.2)%	(1,850)	(0.2)%
Operating income (loss)	172,220	10.5%	(194,984)	(16.5)%
Interest expense, net	19,881	1.2%	10,469	0.9%
Income (loss) before income taxes	152,339	9.3%	(205,453)	(17.4)%
Income tax (benefit) expense	(823)	0.0%	32,786	2.8%
Net income (loss)	153,162	9.3%	(238,239)	(20.1)%
Less: Net income attributable to noncontrolling interests	2,894	0.2%	445	0.0%
Net income (loss) attributable to Abercrombie & Fitch Co.	$150,268	9.1%	$(238,684)	(20.2)%

Net income (loss) per share attributable to Abercrombie & Fitch Co.:
Basic	$2.43		$(3.82)
Diluted	$2.32		$(3.82)

Weighted-average shares outstanding:
Basic	61,914		62,543
Diluted	64,803		62,543

Reporting and Use of GAAP and Non-GAAP Measures
The company believes that each of the non-GAAP financial measures presented are useful to investors as they provide a measure of the company’s operating performance excluding the effect of certain items which the company believes do not reflect its future operating outlook, such as asset impairment charges primarily attributable to the COVID-19 pandemic or related to the company’s flagship stores, therefore supplementing investors’ understanding of comparability of operations across periods. Management used these non-GAAP financial measures during the periods presented to assess the company’s performance and to develop expectations for future operating performance. Non-GAAP financial measures should be used supplemental to, and not as an alternative to, the company’s GAAP financial results, and may not be calculated in the same manner as similar measures presented by other companies.

In addition, at times the company provides comparable sales, defined as the percentage year-over-year change in the aggregate of: (1) sales for stores that have been open as the same brand at least one year and whose square footage has not been expanded or reduced by more than 20% within the past year, with prior year’s net sales converted at the current year’s foreign currency exchange rate to remove the impact of foreign currency rate fluctuation, and (2) digital net sales with prior year’s net sales converted at the current year’s foreign currency exchange rate to remove the impact of foreign currency rate fluctuation. In light of store closures related to COVID-19, the Company has not disclosed comparable sales for Fiscal 2021.

The company also provides certain financial information on a constant currency basis to enhance investors’ understanding of underlying business trends and operating performance, by removing the impact of foreign currency exchange rate fluctuations. The effect from foreign currency, calculated on a constant currency basis, is determined by applying current year average exchange rates to prior year results and is net of the year-over-year impact from hedging. The per diluted share effect from foreign currency is calculated using a 26% tax rate.

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Thirteen Weeks Ended July 31, 2021
(in thousands, except per share data)
(Unaudited)

	GAAP (1)	Excluded items	Adjusted non-GAAP
Asset impairment, exclusive of flagship store exit charges (2)	$786	$786	$—
Operating income	114,787	(786)	115,573
Income before income taxes	103,512	(786)	104,298
Income tax benefit (3)	(6,944)	(224)	(6,720)
Net income attributable to Abercrombie & Fitch Co.	$108,500	$(562)	$109,062

Net income per diluted share attributable to Abercrombie & Fitch Co.	$1.69	$(0.01)	$1.70
Diluted weighted-average shares outstanding:	64,136		64,136
(1)    “GAAP” refers to accounting principles generally accepted in the United States of America.
(2)    Excluded items consist of pre-tax store asset impairment charges of $0.8 million.
(3)    The tax effect of excluded items is the difference between the tax provision calculated on a GAAP basis and an adjusted non-GAAP basis.

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Thirteen Weeks Ended August 1, 2020
(in thousands, except per share data)
(Unaudited)

	GAAP (1)	Excluded items	Adjusted non-GAAP
Asset impairment, exclusive of flagship store exit charges (2)	$8,083	$8,083	$—
Operating income	14,143	(8,083)	22,226
Income before income taxes	7,045	(8,083)	15,128
Income tax expense (3)	1,253	1,166	87
Net income attributable to Abercrombie & Fitch Co.	$5,464	$(9,249)	$14,713

Net income per diluted share attributable to Abercrombie & Fitch Co.	$0.09	$(0.15)	$0.23
Diluted weighted-average shares outstanding:	63,286		63,286
(1)    “GAAP” refers to accounting principles generally accepted in the United States of America.
(2)    Excluded items consist of pre-tax store asset impairment charges of $8.1 million, which are principally the result of the impact of COVID-19 on store cash flows.
(3)    The tax effect of excluded items is the difference between the tax provision calculated on a GAAP basis and an adjusted non-GAAP basis.

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Twenty-six Weeks Ended July 31, 2021
(in thousands, except per share data)
(Unaudited)

	GAAP (1)	Excluded items	Adjusted non-GAAP
Asset impairment, exclusive of flagship store exit charges (2)	$3,450	$3,450	$—
Operating income	172,220	(3,450)	175,670
Income before income taxes	152,339	(3,450)	155,789
Income tax benefit (3)	(823)	(673)	(150)
Net income attributable to Abercrombie & Fitch Co.	$150,268	$(2,777)	$153,045

Net income per diluted share attributable to Abercrombie & Fitch Co.	$2.32	$(0.04)	$2.36
Diluted weighted-average shares outstanding:	64,803		64,803
(1)    “GAAP” refers to accounting principles generally accepted in the United States of America.
(2)    Excluded items consist of pre-tax store asset impairment charges of $3.5 million.
(3)    The tax effect of excluded items is the difference between the tax provision calculated on a GAAP basis and an adjusted non-GAAP basis.

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Twenty-six Weeks Ended August 1, 2020
(in thousands, except per share data)
(Unaudited)

	GAAP (1)	Excluded items	Adjusted non-GAAP
Asset impairment, exclusive of flagship store exit charges (2)	$51,011	$51,011	$—
Operating loss	(194,984)	(51,011)	(143,973)
Loss before income taxes	(205,453)	(51,011)	(154,442)
Income tax expense (3)	32,786	(3,266)	36,052
Net loss attributable to Abercrombie & Fitch Co.	$(238,684)	$(47,745)	$(190,939)

Net loss per diluted share attributable to Abercrombie & Fitch Co.	$(3.82)	$(0.76)	$(3.05)
Diluted weighted-average shares outstanding:	62,543		62,543
(1)    “GAAP” refers to accounting principles generally accepted in the United States of America.
(2)    Excluded items consist of pre-tax store asset impairment charges of $51.0 million, which are principally the result of the impact of COVID-19 on store cash flows.
(3)    The tax effect of excluded items is the difference between the tax provision calculated on a GAAP basis and an adjusted non-GAAP basis.

Abercrombie & Fitch Co.
Reconciliation of Constant Currency Financial Measures
Thirteen Weeks Ended July 31, 2021
(in thousands, except percentage and basis point changes and per share data)
(Unaudited)

	2021	2020	% Change
Net sales
GAAP (1)	$864,850	$698,328	24%
Impact from changes in foreign currency exchange rates (2)	—	16,706	(2)%
Net sales on a constant currency basis	$864,850	$715,034	21%

Gross profit	2021	2020	BPS Change (3)
GAAP (1)	$563,485	$423,608	450
Impact from changes in foreign currency exchange rates (2)	—	12,178	(20)
Gross profit on a constant currency basis	$563,485	$435,786	430

Operating income	2021	2020	BPS Change (3)
GAAP (1)	$114,787	$14,143	1,130
Excluded items (4)	(786)	(8,083)	110
Adjusted non-GAAP	$115,573	$22,226	1,020
Impact from changes in foreign currency exchange rates (2)	—	3,418	(40)
Adjusted non-GAAP constant currency basis	$115,573	$25,644	980

Net income per diluted share attributable to Abercrombie & Fitch Co.	2021	2020	$ Change
GAAP (1)	$1.69	$0.09	$1.60
Excluded items, net of tax (4)	(0.01)	(0.15)	0.14
Adjusted non-GAAP	$1.70	$0.23	$1.47
Impact from changes in foreign currency exchange rates (2)	—	0.04	(0.04)
Adjusted non-GAAP constant currency basis	$1.70	$0.27	$1.43

(1)    “GAAP” refers to accounting principles generally accepted in the United States of America.
(2)    The estimated impact from foreign currency is determined by applying current period exchange rates to prior year results and is net of the year-over-year impact from hedging. The per diluted share estimated impact from foreign currency is calculated using a 26% tax rate.
(3)    The estimated basis point change has been rounded based on the percentage change.
(4)    Excluded items consist of pre-tax store asset impairment charges of $0.8 million and $8.1 million for the current year and prior year, respectively.

Abercrombie & Fitch Co.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	July 31, 2021	January 30, 2021	August 1, 2020
Assets
Current assets:
Cash and equivalents	$921,504	$1,104,862	$766,721
Receivables	87,151	83,857	88,323
Inventories	415,604	404,053	453,239
Other current assets	77,392	68,857	75,160
Total current assets	1,501,651	1,661,629	1,383,443
Property and equipment, net	532,795	550,587	635,703
Operating lease right-of-use assets	791,036	893,989	1,073,464
Other assets	229,911	208,697	216,204
Total assets	$3,055,393	$3,314,902	$3,308,814

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$289,475	$289,396	$284,221
Accrued expenses	351,991	396,365	351,849
Short-term portion of operating lease liabilities	219,453	248,846	278,495
Income taxes payable	26,260	24,792	6,425
Total current liabilities	887,179	959,399	920,990
Long-term liabilities:
Long-term portion of operating lease liabilities	$791,793	$957,588	$1,122,853
Long-term borrowings, net	303,015	343,910	343,250
Other liabilities	106,473	104,693	108,111
Total long-term liabilities	1,201,281	1,406,191	1,574,214
Total Abercrombie & Fitch Co. stockholders’ equity	956,566	936,628	805,681
Noncontrolling interests	10,367	12,684	7,929
Total stockholders’ equity	966,933	949,312	813,610
Total liabilities and stockholders’ equity	$3,055,393	$3,314,902	$3,308,814

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Cash Flows
(in thousands, except per share data)
(Unaudited)

	Twenty-six Weeks Ended
	July 31, 2021	August 1, 2020
Operating activities
Net cash provided by operating activities	$49,945	$46,233

Investing activities
Purchases of property and equipment	$(35,269)	$(75,621)
Withdrawal of funds from Rabbi Trust assets (1)	—	50,000
Net cash used for investing activities	$(35,269)	$(25,621)

Financing activities
Proceeds from issuance of senior secured notes	—	350,000
Proceeds from borrowings under the asset-based senior secured credit facility	—	210,000
Repayment of term loan facility borrowings	—	(233,250)
Repayment of borrowings under the asset-based senior secured credit facility	—	(210,000)
Purchase of senior secured notes	(46,969)	—
Payment of debt issuance or modification costs and fees	(1,837)	(6,558)
Purchases of common stock	(135,249)	(15,172)
Dividends paid	—	(12,556)
Other financing activities	(16,192)	(11,135)
Net cash (used for) provided by financing activities	$(200,247)	$71,329

Effect of foreign currency exchange rates on cash	$(2,547)	$1,785
Net (decrease) increase in cash and equivalents, and restricted cash and equivalents	$(188,118)	$93,726
Cash and equivalents, and restricted cash and equivalents, beginning of period	$1,124,157	$692,264
Cash and equivalents, and restricted cash and equivalents, end of period	$936,039	$785,990
(1)As disclosed in the Form 10-K for the year ended January 30, 2021, during the fourth quarter ended January 30, 2021, an error relating to the cash flow presentation of the $50 million withdrawal of the excess funds from the company’s Rabbi Trust assets was identified. The cash flows presented for the year-to-date periods ended May 2, 2020, August 1, 2020, and October 31, 2020 incorrectly classified such withdrawal as a cash inflow from operating activities, rather than a cash inflow from investing activities. This cash flow statement reflects the correct classification.

Abercrombie & Fitch Co.
Store Count

	Thirteen Weeks Ended July 31, 2021
	Hollister (1)		Abercrombie (2)		Total Company (3)
	United States	International	United States	International	United States	International	Total
May 1, 2021	349	150	184	48	533	198	731
New	6	3	4	1	10	4	14
Permanently closed	—	(3)	(9)	—	(9)	(3)	(12)
July 31, 2021	355	150	179	49	534	199	733

	Twenty-Six Weeks Ended July 31, 2021
	Hollister (1)		Abercrombie (2)		Total Company (3)
	United States	International	United States	International	United States	International	Total
January 30, 2021	347	150	190	48	537	198	735
New	8	4	4	2	12	6	18
Permanently closed	—	(4)	(15)	(1)	(15)	(5)	(20)
July 31, 2021	355	150	179	49	534	199	733
(1)Hollister includes the company’s Hollister and Gilly Hicks brands. Locations with Gilly Hicks carveouts within Hollister stores are represented as a single store count. Excludes 10 international franchise stores as of each of July 31, 2021 and May 1, 2021, and 9 international franchise stores as of January 30, 2021. Excludes 14 Company-operated temporary stores as of July 31, 2021 and 12 Company-operated temporary stores as of each of May 1, 2021, and January 30, 2021.
(2)Abercrombie includes the company's Abercrombie & Fitch and abercrombie kids brands. Locations with abercrombie kids carveouts within Abercrombie & Fitch stores are represented as a single store count. Excludes 12 international franchise stores as of each of July 31, 2021 and May 1, 2021, and 10 international franchise stores as of January 30, 2021. Excludes four Company-operated temporary stores as of each of July 31, 2021 and May 1, 2021, and two Company-operated temporary stores as of January 30, 2021.
(3)This store count excludes one international third-party operated multi-brand outlet store as of each of July 31, 2021, May 1, 2021, and January 30, 2021.